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                                                                Exhibit 3.2

                       Computer Generated Solutions, Inc.

                                    BY-LAWS
                                    -------

                                  ARTICLE ONE

                                  STOCKHOLDERS

          SECTION 1.1.  Annual Meeting.  An annual meeting of stockholders for
                        ---------------
the election of directors and for the transaction of such other business as may properly be presented at the meeting, notice of which was given in the notice of meeting, shall be held on such date and at such time as may from time to time be designated by resolution duly adopted by the Board of Directors, at such place (within or without the State of Delaware) as the Board of Directors, the Chairman of the Board, the Executive Committee, if any, or the President may fix.

          SECTION 1.2.  Special Meetings.  A special meeting of stockholders may
                        -----------------
be called for any proper purpose, notice of which was given in the notice of meeting, at any time only by the President of the Corporation and shall be called by the President upon receipt of a written request of a majority of the Board of Directors to do so specifying the matter or matters, appropriate for action at such a meeting, that are proposed to be presented at the meeting. Any such meeting shall be held on such date, at such time and at such place, within or without the State of Delaware, as shall be determined by the person calling such meeting and as shall be stated in the notice of such meeting. Stockholders are not permitted to call a special meeting of stockholders, to require that the President call such a special meeting or to require that the Board of Directors request the calling of a special meeting of stockholders.

          SECTION 1.3.  Notice of Meeting.  For each meeting of stockholders
                        ------------------
written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if other than the place where the meeting is to be held, the place within the city in which the meeting is to be held where the list of stockholders required by Section 1.10 is to be open for examination at least 10 days prior to the meeting. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
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          SECTION 1.4.  Quorum.  Except as otherwise required by law or in the
                        -------
Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but, in the absence of a quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained.

          SECTION 1.5.  Presiding Officer and Secretary at Meetings.  Each
                        --------------------------------------------
meeting of stockholders shall be presided over by the Chairman of the Board or, in his absence, by the President or, if neither is present, by the person designated in writing by the Chairman of the Board or, if no such person is present, then by a person designated by the Board of Directors; if no such person is present, then the stockholders at the meeting present in person or represented by proxy shall by plurality vote elect a person to act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

          SECTION 1.6.  Voting.  Except as otherwise provided in the By-Laws or
                        -------
in the Certificate of Incorporation, and subject to the provisions of Section 1.11:

               (a) each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share standing in his name on the books of the Corporation;

               (b)  directors shall be elected by a plurality vote;

               (c) each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter; and

               (d) election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder at the meeting present in person or represented by proxy entitled to vote in such election or on such matter, as the case may be.

          SECTION 1.7.  Proxies.  Each stockholder entitled to vote at a meeting
                        --------
of stockholders or to express consent or dissent to corporate action in writing without a meeting may

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authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 1.8.  Adjourned Meetings.  A meeting of stockholders may be
                        -------------------
adjourned to another time or place as provided in Sections 1.4 or 1.6(c).
Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

          SECTION 1.9.  Consent of Stockholders in Lieu of Meeting.  No
                        -------------------------------------------
stockholder action by written consent in lieu of a meeting is permitted.

          SECTION 1.10.  List of Stockholders Entitled to Vote.  A complete list
                         --------------------------------------
of the stockholders entitled to vote at every meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          SECTION 1.11.  Fixing of Record Date.  The Board of Directors, by
                         ----------------------
resolution, may fix a date for determining the stockholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

               (a) The record date for stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given,

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     or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

               (b) The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

          SECTION 1.12.  Business at Annual Meetings.  In addition to the
                         ----------------------------
election of directors, other proper business may be transacted at the annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be
(a) brought by or at the direction of the President of the Corporation or the Board of Directors, or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 1.13, and received by the Secretary not fewer than seventy nor more than ninety days prior to the first anniversary of the previous year's annual meeting. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the business matter (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual facts warrant, the Board of Directors, or the chairman of an annual meeting of stockholders, shall determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 and, if, in either case, it is so determined, any such business shall not be transacted. The procedures set forth in this Section 1.12 for business to be

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properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, or any successor provision.

          SECTION 1.13.  Notice to Corporation.  Any written notice required to
                         ----------------------
be delivered by a stockholder to the Corporation pursuant to Section 1.12 or
Section 2.14 must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's principal executive offices in the City of New York, State of New York.

                                  ARTICLE TWO

                                   DIRECTORS

          SECTION 2.1.  General Powers.  The business and affairs of the
                        ---------------
Corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2.2.  Number; Term of Office.  The number of directors that
                        -----------------------
shall constitute the whole Board of Directors shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors. The directors shall be divided into three classes, each of which shall be composed as nearly as possible of one-third of the directors. Each director shall serve for the term to which the director was elected, and until a successor shall have been elected and qualified or until the director's prior death, resignation or removal. At each annual election, directors shall be chosen for a full three-year term to succeed those whose terms expire.

          SECTION 2.3.  Resignation.  Any director of the Corporation may resign
                        -----------
at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

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          SECTION 2.4.  Removal.  Any one or more directors may be removed only
                        --------
for cause by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

          SECTION 2.5.  Vacancies; Newly Created Directorships.  Vacancies and
                        ---------------------------------------
newly created directorships resulting from any increase in the authorized number of directors may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

          SECTION 2.6.  Regular and Annual Meetings; Notice.  Regular meetings
                        ------------------------------------
of the Board of Directors shall be held at such time and at such place (within or without the State of Delaware) as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

          SECTION 2.7.  Special Meetings; Notice.  A special meeting of the
                        -------------------------
Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, if any, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place (within or without the State of Delaware) as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting, addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telex, telecopy, telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

          SECTION 2.8.  Presiding Officer and Secretary at Meetings.  Each
                        --------------------------------------------
meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence

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by the President, if a director, or if neither is present, by such member of the
Board of Directors as shall be chosen by a majority of the directors present.
The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

          SECTION 2.9.  Quorum; Voting.  A majority of the whole Board of
                        ---------------
Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by law, the Certificate of Incorporation or the By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 2.10.  Meeting by Telephone.  Members of the Board of
                         ---------------------
Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 2.11.  Action Without Meeting.  Any action required or
                         -----------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          SECTION 2.12.  Executive and Other Committees.  The Board of Directors
                         -------------------------------
may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee or one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except for such amendments as by law are expressly permitted to be made by committees of the Board of Directors), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or

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substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. The Board of Directors may designate one or more directors as alternate members of any committee who, in the absence or disqualification of a member or members of a committee at a meeting, may replace such absent or disqualified member or members at such meeting. In the absence of such a designation, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

          SECTION 2.13.  Compensation.  Each director who is a salaried officer
                         -------------
or employee of the Corporation shall not receive any salary for his services as a member of the Board of Directors or of any committee, but the Board of Directors may authorize the payment of a specified fee for attendance at each meeting of the Board of Directors or of a committee; and each such director shall be reimbursed for his expenses in attending such meetings. Each other director shall receive a salary for acting as a member of the Board of Directors and as a member of any committee, or a fixed sum for attendance at meetings of the Board of Directors and such committee, as may from time to time be determined by the Board of Directors and shall be reimbursed for his expenses in attending any meeting of the Board of Directors or of such committee. However, any director who serves the Corporation in any capacity other than as a member of the Board of Directors or a committee may receive compensation therefor.

          SECTION 2.14.  Nomination.  Only persons who are nominated in
                         -----------
accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors may be made (a) by or at the direction of the President of the Corporation, or (b) by any stockholder of record entitled to vote for the election of directors at such meeting; provided, however, that a stockholder may nominate persons for election as directors only if written notice (in accordance with Section 1.13) of such stockholder's intention to make such nominations is received by the Secretary not later than
(i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than seventy days nor more than ninety days prior to the first anniversary of the previous year's annual meeting and (ii)

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with respect to an election to be held at a special meeting of the stockholders for the election of directors, not fewer than ninety days prior to such special meeting nor more than the later of (x) seventy days prior to such special meeting and (y) ten days after public announcement of the date of such special meeting is first made. Any such stockholder notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board of Directors, or the chairman of a stockholders meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. [The procedures set forth in this Section 2.14 for nomination for the election of directors by stockholders are in addition to, and not in lieu or limitation of, (a) any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof and (b) the requirements set forth in Rule 14A-11 under Section 14 of the Securities Exchange Act of 1934, or any successor provision.]

                                 ARTICLE THREE

                                    OFFICERS

          SECTION 3.1.  Election; Qualification.  The officers of the
                        ------------------------
Corporation shall have such titles and duties as are set forth in a resolution adopted by the Board of Directors. The Board of Directors may elect such officers as it may from time to time determine. Two or more offices may be held by the same person.

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          SECTION 3.2.  Term of Office.  Each officer shall hold office from the
                        ---------------
time of his election and qualification until the expiration of the term for which he is elected and until the time his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section
3.4.

          SECTION 3.3.  Resignation.  Any officer of the Corporation may resign
                        ------------
at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.4.  Removal.  Any officer of the Corporation may be removed
                        --------
at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

          SECTION 3.5.  Vacancies.  Any vacancy, however caused, in any office
                        ----------
of the Corporation may be filled by the Board of Directors.

          SECTION 3.6.  Compensation.  The compensation of each officer shall be
                        -------------
such as the Board of Directors may from time to time determine.

                                  ARTICLE FOUR

                                 CAPITAL STOCK

          SECTION 4.1.  Stock Certificates.  The interest of each holder of
                        -------------------
stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe, provided the Board of Directors may by resolution provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such stockholder's name on the books of the Corporation. Each stock certificate and certificate representing previously uncertificated shares shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary. Any or all of the signatures appearing on any such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon

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any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 4.2.  Transfer of Stock.  Shares of stock of the Corporation
                        ------------------
shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

          SECTION 4.3.  Holders of Record.  Prior to due presentment for
                        ------------------
registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          SECTION 4.4.  Lost, Destroyed, Mutilated or Stolen Certificates.  The
                        --------------------------------------------------
Corporation shall issue a new certificate of stock or uncertificated shares to replace a certificate theretofore issued by it alleged to have been lost, destroyed, mutilated or stolen, if the owner or his legal representative (i) submits a written request for the replacement of the certificate, together with the mutilated certificate or such evidence as the Board of Directors may deem satisfactory of the loss, destruction or theft of the certificate, and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, mutilation or theft of any such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

          SECTION 5.1.  Waiver of Notice.  Whenever notice is required to be
                        -----------------
given by the Certificate of Incorporation, the By-Laws or any provision of the Delaware General Corporation Law, a written waiver thereof, signed by the person entitled

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to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          SECTION 5.2.  Fiscal Year.  The fiscal year of the Corporation shall
                        ------------
start on January 1, in each year.

          SECTION 5.3.  Corporate Seal.  The corporate seal shall be in such
                        ---------------
form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE SIX

                              AMENDMENT OF BY-LAWS

          SECTION 6.1.  Amendment.  The By-Laws may be adopted, amended or
                        ----------
repealed by the Board of Directors by a majority vote of the whole Board of Directors.

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